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                                                                   Exhibit 10.13


                          LEASE MODIFICATION AGREEMENT

            THIS LEASE MODIFICATION AGREEMENT (the "Agreement"), dated as of July 9, 1993, between KENVIC ASSOCIATES, having an office at 875 Third Avenue, New York, New York 10022 ("Landlord") and INSTINET CORPORATION, a Delaware corporation having an office at 757 Third Avenue, New York, New York 10017 ("Tenant").

                              W I T N E S S E T H:

            WHEREAS, Landlord and Tenant are parties to that certain Lease (the "Lease") dated as of November 19, 1992, between Landlord and Tenant, relating to the entire twenty-eighth (28th) and twenty-ninth (29th) floors in the Building;

            WHEREAS, Tenant desires to lease from Landlord and Landlord desires to lease to Tenant the entire eighteenth (18th) floor of the Building;

            WHEREAS, Landlord and Tenant desire to modify the Lease on the terms and conditions hereinafter set forth.

            NOW, THEREFORE, in consideration of the premises, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual agreements herein, the Lease is amended as follows:

            1. All capitalized terms used herein without definition are defined in the Lease.

            2. There is hereby added to the Premises the entire eighteenth
(18th) floor of the Building (the "Additional Premises"). The rentable square foot area of the Additional Premises shall be deemed to be 28,000 rentable square feet.

            3. A. The Additional Premises are leased for a term (the "Additional Premises Term") which shall commence on August 1, 1993 and shall expire on the Expiration Date unless the term shall terminate sooner pursuant to any of the terms of the Lease or pursuant to law.

               B. Tenant acknowledges that the existing lease with "TeleRep" covering the Additional Premises expires on July 31, 1993. Anything herein to the contrary notwithstanding, in the event Landlord is unable to deliver all or any portion of the Additional Premises to Tenant on August 1, 1993 as a result of Force Majeure or the holding over of the prior tenant, Tenant shall have no right whatsoever to cancel or terminate this Agreement (unless possession has not been delivered to Tenant by September 1, 1993, in which event Tenant may, by notice to Landlord given prior to the earlier of: (1) December 31, 1993 and (2) the time

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possession is tendered to Tenant, cancel Sections 2 through 17 of this Agreement which Sections shall, in such event be of no force or effect) and subject to the foregoing this Agreement shall remain in full force and effect and Landlord shall not be subject to any liability whatsoever for such inability to deliver possession. Nothing herein shall extend the Expiration Date of the Lease.

               C. Except for Tenant's right to cancel Sections 2 through 17 of this Agreement as set forth in Paragraph B, Tenant expressly waives any right to rescind this Agreement or the Lease under Section 223-a of the New York Real Property Law or under any present or future statute of similar import then in force and further expressly waives the right to recover any damages, direct or indirect, which may result from Landlord's failure to deliver possession of the Additional Premises by September 1, 1993. This Section is intended to constitute "an express provision to the contrary" within the meaning of said Section 223-a.

            4. A. The Fixed Rent payable under the Lease shall be amended as follows:

                        (a) For each of the first five (5) years from and after the date which is five (5) months from the date on which the Additional Premises is actually delivered to Tenant (the "Additional Premises Rent Commencement Date") Fixed Rent shall be increased by $767,200, per annum.

                        (b) For each year following the fifth (5th) anniversary of the Additional Premises Rent Commencement Date until the Expiration Date, Fixed Rent shall be increased by $879,200, per annum.

            5. Tenant's Share as defined in Article 6 of the Lease shall be increased by 4.2% from and after the Additional Premises Rent Commencement Date.

            6. Tenant has inspected the Additional Premises and acknowledges that the Additional Premises is in good order and repair and accepts the Additional Premises for occupancy (including any mechanical/electrical equipment, wherever located) in its present condition "AS IS" on the date hereof except that Landlord shall, during the performance of Tenant's demolition work in connection with Tenant's initial work in the Additional Premises, remove the existing internal stairway between the 18th and 19th floors. Tenant shall perform all work to prepare the Additional Premises for its occupancy in accordance with the Work Letter. Landlord shall have no obligation to perform any work in or for the Premises to prepare same for the occupancy by Tenant, except (i) as above set forth and (ii) that, to the extent that Landlord's representations in Section 12 are untrue, Landlord shall promptly, at its sole cost, cure any condition resulting from such misrepresentation. Within a reasonable period of time after the delivery to Tenant of possession of the Additional Premises, Landlord shall at its sole cost and expense install louvered blinds


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on the atrium glass of the Additional Premises and shall replace any missing louvered blinds on the peripheral external windows of the Additional Premises not delivered with the possession thereof.

            7. A. Subject to the rights of Kasowitz Hoff Benson & Torres under its present Lease with Landlord (the "Kasowitz Lease"), if Tenant is not in default under the Lease beyond any applicable notice and grace period, provided, that Tenant has not subleased more than forty percent (40%) of the Premises, Tenant shall have the option (the " 19th Floor Option") to lease from Landlord the entire nineteenth (19th) floor (but not part thereof) (the "19th Floor").

                  B. The 19th Floor Option shall be exercisable by notice given to Landlord no later than ninety (90) days following the Tenant's receipt of notice from the Landlord that the Kasowitz Lease, as same may have been extended pursuant to its terms, will expire in not more than one (1) year, but in no event may Tenant exercise the 19th Floor Option later than March 31, 1997

                  C. If Tenant exercises the 19th Floor Option:

                        (a) Landlord shall deliver possession of the 19th Floor to Tenant within thirty (30) days following the termination of the Kasowitz Lease.

                        (b) Fixed Rent, as defined in Article 3 shall be increased, as of the date of delivery to Tenant of possession of the 19th Floor, by the greater of $712,400 or the amount determined in accordance with Section 7
(D), below for the period through the fifth (5th) anniversary of the Additional Premises Rent Commencement Date and thereafter $816,400 or the amount determined in accordance with Section 7 (D) below. In addition, pursuant to Section 7(C)
(c), Tenant shall also pay Additional Rent for the 19th Floor.

                        (c) Tenant's Share, as defined in Article 6 of the Lease, shall be increased by 3.9% from and after the date of delivery to Tenant of possession of the 19th Floor.


                  D. After Tenant has given Landlord notice of the exercise of the 19th Floor Option, Landlord and Tenant shall seek to agree as to the additional Fixed Rent for the 19th Floor. If they shall not agree as to such additional Fixed Rent within thirty (30) days after Tenant exercises the 19th Floor Option, the fair annual market rental value of the 19th Floor shall be determined by arbitration in accordance with Section 45.04.


                        (a) If the 19th Floor is delivered to Tenant prior to the time the additional Fixed Rent therefore has been determined, the annual Fixed Rent thereafter payable pending such determination, shall be increased by $712,400 (the "Temporary Rate"). In addition, pursuant to Section 7(C)(c), Tenant shall also pay Additional Rent for the 19th Floor. Thirty (30) days


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after the determination of the fair market rental value of the 19th Floor, if such fair market value, less the then Additional Rent allocable to the 19th Floor exceeds the Temporary Rate, Tenant shall promptly pay Landlord the difference for the period since possession was given Tenant; and the increase in the Fixed Rent shall be thereafter increased to an amount not less than such fair market rental value less the Additional Rent allocated to the 19th Floor.

                  E. If Tenant exercises the 19th Floor Option, the parties shall immediately be bound thereby without the execution of an amendment to the Lease; however, at the request of either party, the parties shall promptly execute and deliver a written amendment to the Lease reflecting the addition of the 19th Floor as part of the Premises for the remainder of the Term of the Lease, the increase of the Fixed Rent and the increases of the Tenant's Share as provided above, applicable to such 19th Floor. Except for such changes, the Lease, as amended by this Agreement, shall apply with respect to the 19th Floor and the 19th Floor shall be and become part of the Premises. Tenant shall accept possession of the 19th Floor, and the facilities thereto and improvements therein in the then "AS IS" condition on the date of delivery thereof to Tenant and Landlord shall not be required to perform any work or to give Tenant any work allowance with respect to any such space, except that all Building Equipment serving the 19th Floor shall be in good working order. Notwithstanding the foregoing, if Landlord is unable to deliver the 19th Floor to Tenant on the proposed delivery date thereof as a result of Force Majeure or the holding over of the prior tenant, Landlord shall not be subject to any liability whatsoever for such failure or inability to deliver possession and the exercise of the 19th Floor Option shall remain effective (unless possession has not been delivered to Tenant within five (5) months following the expiration of the Kasowitz Lease, in which event Tenant may, by notice given to Landlord prior to the earlier of: (1) 9 months after the expiration of the Kasowitz Lease and (2) the time possession is tendered to Tenant, cancel the 19th Floor Option). Nothing herein shall operate to extend the Expiration Date for any of the Premises (including but not limited to the 19th Floor) beyond the date otherwise fixed therefor in the Lease.

            Time shall be of the essence with respect to the Tenant's exercise of the 19th Floor Option, and the time period for the exercise of such option shall not be extended for any reason. If Tenant shall fail to exercise the 19th Floor Option, Tenant's rights with respect thereto shall wholly cease, terminate and expire, and Tenant shall upon request of Landlord confirm such nonexercise in writing, but failure to do so by Tenant shall not operate to revive any rights of Tenant under this Section.

            Nothing in this Section shall be construed (a) to obligate Landlord to refuse its consent to any proposed sublease for a term less than the then remaining term of the Kasowitz Lease or assignment of the Kasowitz Lease by a tenant in possession of any portion of the 19th Floor; or (b) to obligate Landlord to evict


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a tenant of the 19th Floor which is in default under the Kasowitz Lease (but
Landlord shall, at Landlord's cost and expense, commence and prosecute holdover proceedings against the tenant of the 19th Floor after the Kasowitz Lease has expired if Tenant has theretofore exercised the 19th Floor Option).

            Except for the Tenant's right to cancel the 19th Floor Option as set forth above, Tenant expressly waives any right to rescind this Agreement or the Lease under Section 223-a of the New York Real Property Law or under any present or future statute of similar import then in force and further expressly waives the right to recover any damages, direct or indirect, which may result from Landlord's failure to deliver possession of the 19th Floor on the commencement date with respect to the 19th Floor. This Section is intended to constitute "an express provision to the contrary" within the meaning of said Section 223-a.

            8. Section 22.09 of the Lease is amended by changing "14,500" in the fourth line to "21,750."

            9. Section 31.02 of the Lease is amended by changing "fifty (50)" in the sixth line to "seventy-five (75)".

            10. Section 15.02 of the Lease shall be amended to deem the total damage or the rendering wholly untenantable of the Trading Floor to be the equivalent of a total damage or rendering wholly untenantable of the Premises. The "Trading Floor" shall be defined as the twenty-ninth (29th) floor so long as such floor is the principal site of Tenant's trading operations. Tenant shall promptly notify Landlord if the Trading Floor is moved from the twenty-ninth
(29th) floor.

            11. Landlord covenants that Landlord will modify the elevator cabs of the Building so that such elevator cabs are in compliance with The Americans with Disabilities Act.


            12. REPRESENTATIONS AND WARRANTIES. Landlord represents, warrants and covenants that:


                  (a) The Additional Premises has and will have available upon delivery of the Additional Premises at least 50 nominal tons of air conditioning capacity and six (6) nominal tons of supplemental air conditioning capacity. Landlord represents that the Building Equipment which serve the Additional Premises shall be in working order on the date possession of the Additional Premises shall be given to Tenant.

                  (b) There are and will be upon delivery of the Additional Premises two (2) electric closets and risers in the Additional Premises, each of which contains a 200 amp disconnect switch served by electric conduit of and fused at 175 amps capacity. All power is 480 volts, 3 phase.


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                (c) No asbestos was used in the construction of the Additional
Premises, the 19th Floor or the improvements thereon installed by Landlord.

            13. Section 10.10 of the Lease is amended by adding "or the Additional Premises or the 19th Floor" after "Premises" on line four.


            14. (a) If Tenant's equipment in the Additional Premises exceeds the Building's air conditioning capacity, as represented in Section 12 (a), Tenant shall at Tenant's cost provide any necessary supplemental air conditioning capacity, and, may at Tenant's expense, vent cooling air from supplemental air conditioners through louvers in peripheral windows on the easterly side of the Building at a location to be mutually agreed upon by Landlord and Tenant.


                (b) Landlord shall make available to Tenant a 400 amp switch in Landlord's electric frame room to supply power to Tenant's existing supplemental riser to floors 28 and 29, which riser may also be tapped to serve the Additional Premises and the 19th Floor, if the 19th Floor Option is exercised.

            15. Section 3.03 of the Lease is amended by adding "or the Additional Premises or the 19th Floor under the Lease Modification Agreement" after "Article 47" on line 18. And adding the following sentence to the end of said Section 13.03: "Notwithstanding anything to the contrary contained herein, Tenant shall in connection with Tenant's initial work for the Additional Premises and/or the 19 Floor have the right to install no more than two (2) additional four (4) inch conduits between the Additional Premises and the twenty eighth (28th) floor communications room through Telephone Closet "A", to accommodate its communication requirements subject only to the capacity of riser cabinets and conduits. In addition, Tenant shall have the right to install additional communications risers, subject to availability and Landlord's approval, not to be unreasonably withheld or delayed.

            16. Section 14.03 of the Lease is amended by adding "in each of the twenty-eighth/twenty-ninth floor space and the Additional Premises" after "bathroom shower" on line four.

            17. Lines 10 and 11 of Section 16.02 of the Lease are amended by substituting the words "Five Million Four Hundred Sixty Thousand Dollars ($5,460,000)" for the words "Three Million Five Hundred Thousand Dollars ($3,500,000) ."

            18. Article 36 of the Lease is amended by adding the following new
Section 36.02:

            Section 36.02. Wherever Tenant is required to procure an irrevocable letter of credit to insure its performance under the Lease or that of a subtenant under a sublease, the following shall apply:


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                  A. If the letter of credit is required pursuant to Section
22.04 Landlord may draw upon such letter of credit if the Tenant is in default beyond all applicable notice and cure periods or has not renewed such letter of credit in accordance with Section 36.01; provided, however, that in addition to a sight draft in the form set forth in Exhibit G, Landlord shall also present a statement in substantially the form of (a) or (b) set forth below:

                        (a) "Tenant is in default under the Lease beyond all
            applicable notice and cure periods"; or

                        (b) "Tenant has failed to comply with the provisions of
            Section 36.01 and has not renewed the letter of credit forty-five
            (45) days prior to its expiration date".

                  B. If Tenant delivers the letter of credit pursuant to Section 22.06(c)(i), drawings under such letter of credit shall be permitted as follows:

                  (i) If Tenant is in default under this Lease beyond all applicable notice and cure periods and subtenant is in possession of the Premises and is also in default under the sublease, then Landlord may draw upon the letter of credit by accompanying Landlord's sight draft with the following statement:

                        "Tenant is in default under the Lease beyond all
                  applicable notice and cure periods and subtenant is in possession of the Premises and is also in default under the sublease beyond all applicable notice and cure periods."

                  (ii) If Tenant is not in default under this Lease beyond all applicable notice and cure periods, but subtenant is in default under the sublease, then if

            (x) Tenant provides Landlord with a substitute letter of credit in substantially the same form as the existing letter of credit which Landlord holds as security, Landlord shall assign its interest as beneficiary under the original letter of credit to Tenant. If, after the assignment of the original letter of credit, subtenant remains in default, Tenant may draw upon the original letter of credit as agreed between Tenant and the subtenant pursuant to the sublease. If Tenant evicts the subtenant from the Premises, and Tenant is not then in default beyond all applicable notice and cure periods under this Lease, Landlord shall return the substitute letter of credit to Tenant. In the event Tenant draws upon the letter of credit Tenant's sight draft must be accompanied by the following statement:


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                        "Subtenant is in possession of the Premises and is in
                  default under the sublease beyond all applicable notice and cure periods".

            (y) Tenant does not issue a substitute letter of credit pursuant to Paragraph B (ii) (x) above, Landlord shall draw upon the letter of credit and hold the funds as security against subtenant's default or a potential default by Tenant. If Tenant is not then in default at the time of the removal of the subtenant from the Premises, upon Tenant's request, proceeds of the letter of credit will be applied against any sums owing to Tenant by subtenant as a result of its default under the sublease. Tenant shall indemnify Landlord for any loss, cost or damage, including attorneys' fees and disbursements associated with any claim by subtenant which relates to such proceeds, provided; however, Tenant shall not have any obligation to indemnify Landlord for its gross negligence with respect to any loss, cost or damage. If Landlord draws upon the letter of credit Landlord's sight draft must be accompanied by the following statement:


                        "Subtenant is in possession of the Premises and is in
                  default under the sublease beyond all applicable notice and cure periods."


                  (iii) If the letter of credit has not been renewed forty-five
(45) days prior to its expiration, then Landlord may draw upon the letter of credit and hold the proceeds as security against any potential defaults by Tenant or the subtenant, as the case may be. Tenant shall indemnify Landlord for any loss, cost or damage, including attorneys' fees and disbursements, associated with any claim by subtenant which relates to such proceeds, provided; however, Tenant shall not have any obligation to indemnify Landlord for its gross negligence with respect to any loss, cost or damage associated with holding such funds. To draw upon the letter of credit Landlord must accompany the sight draft with the following statement:


                        "Subtenant has the right to possession of the Premises
                  and the letter of credit has not been renewed in accordance with the terms of the sublease and the Lease forty-five (45) days prior to its expiration date."


                  C. If Tenant delivers a letter of credit in accordance with
Section 22.10.1, Landlord may draw upon the letter of credit if the Tenant is in default beyond all applicable notice and cure periods or has not renewed the letter of credit in accordance with Article 36; provided, however, that in addition to


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a sight draft Landlord shall present a statement in either the form of (a) or
(b) set forth below:


                        (a) "Tenant is in default under the Lease beyond all
                  applicable notice and cure periods;" or



                        (b) "Tenant has failed to comply with the provisions of
                  Article 36 of the Lease and has not renewed the letter of credit forty-five (45) days prior to its expiration date."


                  D. Notwithstanding anything contained in the Lease, if subtenant is not in default under the sublease and the subtenancy terminates and subtenant vacates the Premises, Landlord shall return to Tenant any letter of credit issued pursuant to Article 22 (provided Landlord has not drawn on such letter of credit) and Tenant shall have no continuing liability related thereto. However, in the event subtenant is in default under the sublease upon the termination of its subtenancy, Landlord may draw upon the letter of credit as set forth in this Lease.

            Each letter of credit issued pursuant to Article 22 shall operate as a separate and distinct instrument and may be drawn upon individually in accordance with this Lease.

            19. Tenant represents that in the negotiation of this Agreement it dealt with no broker(s) other than The Peregrine White Company, Inc. (the "Broker") and no other broker participated in bringing about this Agreement. Tenant hereby indemnifies and agrees to defend and hold Landlord harmless against any claim or liability arising out of any inaccuracy or alleged inaccuracy of the above representation. The parties hereto acknowledge that the Broker will be paid a commission in accordance with a separate agreement. Landlord represents that to the best of Landlord's knowledge, it has not dealt with any broker other than the Broker in connection with this Agreement.

            20. This Agreement shall not be effective unless the consent of John Hancock Life Insurance Company ("Hancock") to this Agreement has been obtained and a new nondisturbance agreement in the form annexed as Exhibit A is delivered to Tenant. Landlord shall, within thirty (30) days after the execution and delivery of this Agreement by Landlord and Tenant, obtain any required consent and the new nondisturbance agreement from Hancock. If Hancock does not grant such required consent and deliver the new nondisturbance agreement within said thirty (30) day period, then Tenant shall have the right to cancel this Agreement by written notice to Landlord and upon such notice (provided Hancock shall not have therefore consented to this Agreement and executed and delivered to Tenant the new nondisturbance agreement) this Agreement shall be of no force or effect and the Lease shall remain in full force and effect. If Hancock does not grant any required consent and deliver the new nondisturbance agreement within sixty (60) days after the


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execution and delivery of this Agreement by Landlord and Tenant, then Landlord shall have the right to cancel this Agreement by notice to Tenant, and upon such notice (provided Hancock shall not have therefore consented to this Agreement and delivered to Tenant the new nondisturbance agreement) and this Agreement shall be of no force and effect and the Lease shall remain in full force and effect.


            21. Except as modified by this Agreement, the Lease shall remain in full force and effect in accordance with its terms and is hereby ratified and confirmed.


            22. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

            23. Anything herein to the contrary notwithstanding, Landlord may at any time on ninety (90) days notice to Tenant, install and maintain a mail conveyor through the Additional Premises in the area marked by cross hatching on Exhibit B. Such work shall be performed in a good and workerlike manner, in accordance with all Legal Requirements and shall be completed expeditiously with minimum interference to Tenant's operations. Landlord shall promptly repair any damage and restore the remainder of the Additional Premises to its condition immediately prior to the performance of such work. Landlord shall defend, indemnify, and hold Tenant harmless for any loss, cost or damage, including but not limited to reasonable attorney's fees, costs and disbursements sustained by Tenant as a result of the performance of such work by Landlord.


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            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                                          LANDLORD:

                                          KENVIC ASSOCIATES:

WITNESS:


/s/                                       By: /s/ Lucille Gladstone
----------------------------------            ----------------------------------
                                              Name: Lucille Gladstone
                                              Title: Partner



                                          TENANT:

                                          INSTINET CORPORATION

WITNESS:


/s/                                       By: /s/ Charles R. Hood
----------------------------------            ----------------------------------
                                              Name: Charles R. Hood
                                              Title: Senior Vice President



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                           LANDLORD'S ACKNOWLEDGEMENT

STATE OF NEW YORK       )
                        : ss.:
COUNTY OF NEW YORK      )

            On this 9th day of July, 1993, before me personally came Lucille Gladstone, to me known, who, being by me duly sworn, did depose and say that she is a partner in the firm of KENVIC ASSOCIATES, a New York partnership, and that she executed the foregoing instrument as and on behalf of said partnership.


                                        /s/ Barry M. Bernstein
                                        ----------------------------------------
                                        Notary Public

                                                     BARRY M. BERNSTEIN
                                              Notary Public, State of New York
                                                       No. 31-4698293
                                                Qualified in New York County
                                            Commission Expires November 30, 1993

                       CORPORATE TENANT'S ACKNOWLEDGEMENT

STATE OF NEW YORK       )
                        : ss.:
COUNTY OF NEW YORK      )

            On this 8th day of July, 1993, before me personally came Charles R. Hood, to me known, who, being by me duly sworn, did depose and say that he resides at 60 Pineapple Street, Apartment 4H, Brooklyn Heights, New York 11201; that he is the Senior Vice President of Instinet Corporation, the corporation described in and which executed the foregoing Lease, as Tenant, and that he signed his name thereto by order of that corporations' board of directors.


                                        /s/ Brian P. Lyons
                                        ----------------------------------------
                                        Notary Public

                                                       BRIAN P. LYONS
                                              Notary Public, State of New York
                                                       No. 41-4945353
                                                 Qualified in Queens County
                                            Commission Expires December 19, 1994


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